UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2023 (June 12, 2023)

UNRIVALED BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3242 S. Halladay St., Suite 202 Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (888) 909-5564
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001	UNRV	OTCQB
Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2023, the Board of Directors (the “Board”) of Unrivaled Brands, Inc. (the “Company”) appointed Patty Chan as the Company’s Chief Financial Officer, effective June 12, 2023. Ms. Chan has served as the Company’s Interim Chief Financial Officer since September 12, 2022.

Other information regarding Ms. Chan, including her biographical information and other affiliations with the Company, is included in the Company’s Current Report on Form 8-K filed with the SEC on September 12, 2022, and is hereby incorporated by reference herein.

The Company has not proposed a final Employment Agreement with Ms. Chan.

On June 12, 2023, the Board appointed Chris Rivera, age 44, as the Company’s Interim Chief Financial Officer and as the Company’s Principal Financial Officer during Ms. Chan’s parental leave, effective June 26, 2023. Mr. Rivera has over 20 years of accounting, financial reporting, and consulting experience across the cannabis, industrial manufacturing, healthcare, and technology industries. Mr. Rivera currently serves as a Senior Accounting Manager at Adnant, LLC (“Adnant”), a position he has held since June 2020. At Adnant, Mr. Rivera guides publicly-traded clients through initial public reporting, debt and equity financing arrangements, and audit preparation, and has worked with large multi-state operators such as Glass House Brands, Inc., MedMen Enterprises, Inc., and Gold Flora, LLC. Prior to entering the cannabis industry, Mr. Rivera was an Assurance Director at RSM US LLP where he had been since 2006, managing and conducting financial statement audits and offering accounting consulting services for large privately held-entities across various industries with international operations. Mr. Rivera received a B.A. in Economics with a minor in accounting from the University of California, Los Angeles.

Adnant is an accounting and consulting firm advising cannabis companies on technical and operational accounting, strategic transactions, and the public offering process. As previously disclosed, the Company engaged Adnant to provide executive level consulting and related business support and services related to the Company’s present and future challenges and opportunities.

Except as described above, there is no arrangement or understanding between Mr. Rivera and any other person pursuant to which he was selected as an officer of the Company and there are no family relationships between Mr. Rivera and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Rivera has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On June 13, 2023, the Company issued a press release announcing the appointment of certain officers described in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, and in Exhibit 99.1, referenced herein is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, unless the Company expressly so incorporates such information by reference.

Item 9.01 .Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release, dated June 13, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNRIVALED BRANDS, INC.

Date: June 13, 2023	By:	/s/ Sabas Carrillo
Sabas Carrillo
Chief Executive Officer
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